Exhibit 4.1

EXECUTION COPY
AMENDMENT NO. 1
Dated as of September 30, 2013
to
CREDIT AGREEMENT
Dated as of March 14, 2012
THIS AMENDMENT NO. 1 (this “Amendment”) is made as of September 30, 2013 by and among (i) NewMarket Corporation (the “Company”), (ii) Afton Chemical Corporation, Afton Chemical Additives Corporation, Ethyl Corporation and NewMarket Services Corporation (each a “Subsidiary Guarantor” and, collectively, the “Subsidiary Guarantors” and, collectively with the Borrower, the “Loan Parties”), (iii) the financial institutions listed on the signature pages hereof and (iv) JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”), under that certain Credit Agreement dated as of March 14, 2012 by and among the Company, the Foreign Subsidiary Borrowers party thereto, the Lenders and the Administrative Agent (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement.
WHEREAS, reference is made to the Guaranty, dated as of March 14, 2012, by and among the Subsidiary Guarantors, the other “Subsidiary Guarantors” party thereto from time to time and the Administrative Agent (as amended, restated, supplemented or otherwise modified from time to time, the “Subsidiary Guaranty”);
WHEREAS, the Loan Parties have requested that the requisite Lenders and the Administrative Agent agree to certain amendments to the Credit Agreement and the Subsidiary Guaranty;
WHEREAS, the Loan Parties, the Lenders party hereto and the Administrative Agent have so agreed on the terms and conditions set forth herein;
NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Loan Parties, the Lenders party hereto and the Administrative Agent hereby agree to enter into this Amendment.
1.Amendments to the Credit Agreement. Effective as of the date of satisfaction of the conditions precedent set forth in Section 3 below, the parties hereto agree that the Credit Agreement is hereby amended as follows:

(a)The definition of “Agreed Currencies” appearing in Section 1.01 of the Credit Agreement is amended to delete the reference to “(v) Canadian Dollars, (vi) Japanese Yen and (vii) any other currency” appearing therein and to replace such reference with “(v) Japanese Yen and (vi) any other currency”.

(b)The definition of “Dollar Amount” appearing in Section 1.01 of the Credit Agreement is amended to delete the phrase “the equivalent in such currency of Dollars” appearing therein and to replace such phrase with “the equivalent amount thereof in Dollars”.

(c)The definition of “Permitted Acquisition” appearing in Section 1.01 of the Credit Agreement is amended to (i) delete the comma immediately preceding clause (e) thereof and replace it with the word “and”, (ii) delete the word “and” immediately preceding clause (f) thereof and (iii) delete clause (f) thereof in its entirety.

(d)The definition of “Obligations” appearing in Section 1.01 of the Credit Agreement is amended to insert a new proviso at the end thereof as follows:

; provided that the definition of “Obligations” shall not create or include any guarantee by any Loan Party of any Excluded Swap Obligations of such Loan Party for purposes of determining any obligations of any Loan Party.
(e)The definition of “Statutory Reserve Rate” appearing in Section 1.01 of the Credit Agreement is amended to delete the phrase “the Financial Services Authority” appearing therein and to replace such phrase with “the Financial Conduct Authority, the Prudential Regulation Authority”.

(f)Section 1.01 of the Credit Agreement is amended to (i) delete the definitions of “Canadian Dollars” and “Mandatory Cost” appearing therein and (ii) add the following definitions thereto in the appropriate alphabetical order and, where applicable, replace the corresponding previously existing definitions:

“Adjusted LIBO Rate” means, with respect to any Eurocurrency Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower and its affiliated companies concerning or relating to bribery or corruption.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Designated Persons” means any Person listed on a Sanctions List.
“ECP” means an “eligible contract participant” as defined in Section 1(a)(18) of the Commodity Exchange Act or any regulations promulgated thereunder and the applicable rules issued by the Commodity Futures Trading Commission and/or the SEC.
“Excluded Swap Obligation” means, with respect to any Loan Party, any Specified Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Loan Party of, or the grant by such Loan Party of a security interest to secure, such Specified Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) (a) by virtue of such Loan Party’s failure for any reason to constitute an ECP at the time the Guarantee of such Loan Party or the grant of such security interest becomes or would become effective with respect to such Specified Swap Obligation or (b) in the case of a Specified Swap Obligation subject to a clearing requirement pursuant to Section 2(h) of the Commodity Exchange Act (or any successor provision thereto), because such Loan Party is a “financial entity,” as defined in Section 2(h)(7)(C)(i) of the Commodity Exchange Act (or any successor provision thereto), at the time the Guarantee of such Loan Party becomes or would become effective with respect to such related Specified Swap Obligation. If a Specified Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Specified Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.
“Impacted Interest Period” has the meaning assigned to such term in the definition of “LIBO Rate”.
“Interpolated Rate” means, at any time, the rate per annum determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBOR Screen Rate for the longest period (for which the LIBOR Screen Rate is available for the applicable currency) that is shorter than the Impacted Interest Period and (b) the LIBOR Screen Rate for the shortest period (for which the LIBOR Screen Rate is available for the applicable currency) that exceeds the Impacted Interest Period, in each case, at such time.
“LIBO Rate” means, with respect to any Eurocurrency Borrowing denominated in any Agreed Currency and for any applicable Interest Period, the London interbank offered rate administered by the British Bankers Association (or any other Person that takes over the administration of such rate) for such Agreed Currency for a period equal in length to such Interest Period as displayed on pages LIBOR01 or LIBOR02 of the Reuters screen or, in the event such rate does not appear on either of such Reuters pages, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion; in each case the “LIBOR Screen Rate”) at approximately 11:00 a.m., London time, on the Quotation Day for such currency and Interest Period; provided that, if the LIBOR Screen Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement; provided, further, that if a LIBOR Screen Rate shall not be available at such time for such Interest Period (the “Impacted Interest Period”), then the LIBO Rate for such currency and such Interest Period shall be the Interpolated Rate; provided, that, if any Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement. It is understood and agreed that all of the terms and conditions of this definition of “LIBO Rate” shall be subject to Section 2.14.
“LIBOR Screen Rate” has the meaning assigned to such term in the definition of “LIBO Rate”.
“OFAC” means the Office of Foreign Assets Control of the U.S. Department of Treasury.
“Patriot Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).
“Quotation Day” means, with respect to any Eurocurrency Borrowing and any Interest Period, the Business Day that is generally treated as the rate fixing day by market practice in the applicable interbank market, as determined by the Administrative Agent.

“Sanctioned Country” means a country or territory which is at any time subject to Sanctions.
“Sanctions” means:
(a)    economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (i) the U.S. government and administered by OFAC, (ii) the United Nations Security Council, (iii) the European Union or (iv) Her Majesty's Treasury of the United Kingdom; and
(b)    economic or financial sanctions imposed, administered or enforced from time to time by the U.S. State Department, the U.S. Department of Commerce or the U.S. Department of the Treasury.
“Sanctions List” means any of the lists of specifically designated nationals or designated persons or entities (or equivalent) held by the U.S. government and administered by OFAC, the U.S. State Department, the U.S. Department of Commerce or the U.S. Department of the Treasury or the United Nations Security Council or any similar list maintained by the European Union, any other EU Member State or any other U.S. government entity, in each case as the same may be amended, supplemented or substituted from time to time.
“Sanctions Violations” means any violation of any Sanctions by the Company, any of its Subsidiaries or Affiliates, a Lender, an Issuing Bank or the Administrative Agent, as such Sanctions Lists or Sanctions are in effect from time to time.
“Specified Swap Obligation” means, with respect to any Loan Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act or any rules or regulations promulgated thereunder.
(g)Section 2.14 of the Credit Agreement is amended to (i) add the phrase “and binding” immediately following the phrase “shall be conclusive” appearing in clause (a) thereof, (ii) add the parenthetical “(including, without limitation, by means of an Interpolated Rate)” immediately following the phrase “adequate and reasonable means” appearing in clause (a) thereof and (iii) add the phrase “or the applicable Agreed Currency” immediately following the phrase “in such Borrowing for such Interest Period” appearing in clause (b) thereof.

(h)Section 2.15(a)(i) of the Credit Agreement is amended to insert a reference to “liquidity,” immediately after the reference to “special deposit,” appearing therein.

(i)Section 3.07 of the Credit Agreement is amended to delete the phrase “any Governmental Authority applicable” appearing therein and to replace such phrase with “any Governmental Authority (including, without limitation, Anti-Corruption Laws) applicable”.

(j)Article III of the Credit Agreement is amended to insert the following as a new Section 3.16 thereof:

SECTION 3.16. Sanctions Laws and Regulations.

(a)    The Company and its Subsidiaries and to the knowledge of a Responsible Officer their Affiliates and their respective directors, officers, employees, and agents have conducted their business in compliance with Anti-Corruption Laws and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.
(b)    None of the Company or its Subsidiaries or to the knowledge of a Responsible Officer their Affiliates or their respective directors, officers, employees, agents or representatives acting or benefiting in any capacity in connection with this Agreement (i) is a Designated Person; (ii) is a Person that is owned or controlled by a Designated Person; (iii) is located, organized or resident in a Sanctioned Country; or (iv) in each case, except as could not reasonably be expected to result in a Material Adverse Effect or could not reasonably be expected to result in any Sanctions Violation by, or liability to, a Lender, the Issuing Bank or the Administrative Agent, has directly or indirectly engaged in, or is now directly or indirectly engaged in, any dealings or transactions (1) with any Designated Person, (2) in any Sanctioned Country, or (3) otherwise in violation of Sanctions.
(k)Section 6.01(d) of the Credit Agreement is amended is amended to delete the reference to “$100,000,000” appearing therein and to replace such reference with “$200,000,000”.

(l)Section 6.01(f) of the Credit Agreement is amended is amended to delete the reference to “$50,000,000” appearing therein and to replace such reference with “$150,000,000”.

(m)Section 6.01(j) of the Credit Agreement is amended to delete the phrase “if the Company is not in compliance with the Adjusted Covenant Requirement, (x) the aggregate outstanding principal amount of such Indebtedness shall not exceed the greater of (1) $300,000,000 and (2) the amount of such Indebtedness incurred when the Company was in compliance with the Adjusted Covenant Requirement and (y)” appearing therein and to replace such phrase with “(x) the Company and the Subsidiaries are in compliance, on a Pro Forma Basis after giving effect to the incurrence of such Indebtedness, with the covenants contained in Section 6.11 recomputed as of the last day of the most recently ended fiscal quarter of the Company for which financial statements are available, as if such incurrence of Indebtedness had occurred on the first day of each relevant period for testing such compliance and (y)”.

(n)Section 6.04(f) of the Credit Agreement is restated in its entirety as follows:
(f) Guarantees constituting Indebtedness permitted by Section 6.01 and Guarantees of any other obligations not prohibited by this Agreement;
(o)Section 6.04(j) of the Credit Agreement is restated in its entirety as follows:

(j) any other investment, loan, advance or Guarantee (other than acquisitions) so long as the aggregate amount of all such investments, loans, advances and Guarantees does not exceed $200,000,000 in the aggregate at any time outstanding.
(p)Article VI of the Credit Agreement is amended to insert the following as a new Section 6.12 thereof:
SECTION 6.12. Sanctions Laws and Regulations.
(a)    The Company will not, and will not permit its Subsidiaries or Affiliates to, directly or indirectly use the proceeds of the Loans (i) for any purpose which would breach the U.K. Bribery Act 2010, the United States Foreign Corrupt Practices Act of 1977 or other similar legislation in other jurisdictions; (ii) in each case in any manner that will result in any Sanctions Violations, to fund, finance or facilitate any activities, business or transaction of or with any Designated Person or in any Sanctioned Country; (iii) in any other manner that will result in any Sanctions Violations by any party to this Agreement or (iv) in each case, except as could not reasonably be expected to result in a Material Adverse Effect or could not reasonably be expected to result in any Sanctions Violations by, or liability to, a Lender, an Issuing Bank or the Administrative Agent, for any purpose which would breach Anti-Corruption Laws.
(b)    The Company will not, and will not permit its Subsidiaries or Affiliates to, use funds or assets obtained directly or indirectly from transactions with or otherwise relating to (i) Designated Persons in any manner which would result in a Sanctions Violation; or (ii) any Sanctioned Country in any manner that would result in a Sanctions Violation, to pay or repay any amount owing to the Lenders under this Agreement.
(c)    The Company will, and shall ensure that each of its Subsidiaries will (i) maintain policies and procedures designed to promote and achieve compliance with Anti-Corruption Laws; and (ii) have appropriate controls and safeguards in place designed to prevent any proceeds of any Loans from being used contrary to the representations and undertakings set forth herein.
(q)Section 9.13 of the Credit Agreement is restated in its entirety as follows:

SECTION 9.13. USA PATRIOT ACT. Each Lender that is subject to the requirements of the Patriot Act hereby notifies each Loan Party that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies such Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender to identify such Loan Party in accordance with the Patriot Act.
(r)Article X of the Credit Agreement is amended to insert the following as a new paragraph immediately preceding the final paragraph thereof:

Each Borrower hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this Article X or the Subsidiary Guaranty, as applicable, in respect of Specified Swap Obligations (provided, however, that each Borrower shall only be liable under this paragraph for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this paragraph or otherwise under this Article X voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). Each Borrower intends that this paragraph constitute, and this paragraph shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
(s)Schedule 2.02 to the Credit Agreement is deleted in its entirety.

2.Amendments to Subsidiary Guaranty. Effective as of the date of satisfaction of the conditions precedent set forth in Section 3 below, the parties hereto agree that the Subsidiary Guaranty is hereby amended as follows:

(a)Section 3 of the Subsidiary Guaranty is amended to add the parenthetical “(provided, however, that the definition of “Guaranteed Obligations” shall not create or include any guarantee by any

Guarantor of any Excluded Swap Obligations of such Guarantor for purposes of determining any obligations of any Guarantor)” immediately following the phrase “all of the foregoing being referred to collectively as the “Guaranteed Obligations”” appearing therein.

(b)The Subsidiary Guaranty is amended to add the following as a new Section 27 thereto:

SECTION 27. Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this Guaranty or Article X of the Credit Agreement, as applicable, in respect of Specified Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 27 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 27 or otherwise under this Guaranty voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 27 shall remain in full force and effect until a discharge of such Qualified ECP Guarantor’s Guaranteed Obligations in accordance with the terms hereof and the other Loan Documents. Each Qualified ECP Guarantor intends that this Section 27 constitute, and this Section 27 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act. As used herein, “Qualified ECP Guarantor” means, in respect of any Specified Swap Obligation, each Guarantor that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes or would become effective with respect to such Specified Swap Obligation or such other Person as constitutes an ECP and can cause another Person to qualify as an ECP at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
3.Conditions of Effectiveness. The effectiveness of this Amendment is subject to the conditions precedent that the Administrative Agent shall have received (i) counterparts of this Amendment duly executed by the Borrower, the Subsidiary Guarantors, the Required Lenders and the Administrative Agent and (ii) payment and/or reimbursement of the Administrative Agent’s and its affiliates’ fees and expenses (including, to the extent invoiced, reasonable and documented fees and expenses of counsel for the Administrative Agent) in connection with the Loan Documents.

4.Representations and Warranties of the Loan Parties. Each Loan Party hereby represents and warrants as follows:

(a)This Amendment and each of the Credit Agreement and the Subsidiary Guaranty (each as modified hereby), as applicable, constitute legal, valid and binding obligations of such Loan Party and are enforceable against such Loan Party in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b)As of the date hereof and after giving effect to the terms of this Amendment, (i) no Default or Event of Default has occurred and is continuing and (ii) the representations and warranties of the Borrower set forth in the Credit Agreement, as amended hereby, are true and correct in all material respects (except to the extent such representation or warranty is qualified by materiality or Material Adverse Effect, in which case such representation and warranty is true and correct in all respects), except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date.

5.Reference to and Effect on the Credit Agreement and the Subsidiary Guaranty.

(a)Upon the effectiveness hereof, each reference to the Credit Agreement and the Subsidiary Guaranty in the Credit Agreement, the Subsidiary Guaranty or any other Loan Document shall mean and be a reference to the Credit Agreement and the Subsidiary Guaranty, as the case may be, as amended hereby.

(b)Each Loan Document and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

(c)Except with respect to the subject matter hereof, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement, the Subsidiary Guaranty, the Loan Documents or any other documents, instruments and agreements executed and/or delivered in connection therewith.

6.Consent and Reaffirmation. Without in any way establishing a course of dealing by the Administrative Agent or any Lender, each of the undersigned Loan Parties consents to the Amendment and reaffirms the terms and conditions of the Credit Agreement, the Subsidiary Guaranty and any other Loan Document executed by it and acknowledges and agrees that the Credit Agreement, the Subsidiary Guaranty and each and every such Loan Document executed by the undersigned in connection with the Credit Agreement remains in full force and effect and is hereby reaffirmed, ratified and confirmed.

7.Governing Law. This Amendment shall be construed in accordance with and governed by the law of the State of New York.

8.Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

9.Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic imaging shall be effective as delivery of a manually executed counterpart of this Amendment.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

NEWMARKET CORPORATION,
as the Company

By: /s/ D.A. Fiorenza
Name: David A. Fiorenza
Title: Chief Financial Officer & Vice President

Signature Page to Amendment No. 1 to
Credit Agreement dated as of March 14, 2012
NewMarket Corporation

AFTON CHEMICAL CORPORATION,
as a Subsidiary Guarantor

By: /s/ D.A. Fiorenza
Name: David A. Fiorenza
Title: Treasurer

AFTON CHEMICAL ADDITIVES CORPORATION,
as a Subsidiary Guarantor

By: /s/ Robert A. Shama
Name: Robert A. Shama
Title: President

ETHYL CORPORATION,
as a Subsidiary Guarantor

By: /s/ Bruce R. Hazelgrove
Name: Bruce R. Hazelgrove, III
Title: Vice President

NEWMARKET SERVICES CORPORATION,
as a Subsidiary Guarantor

By: /s/ D.A. Fiorenza
Name: David A. Fiorenza
Title: Vice President and Principal Financial Officer

Signature Page to Amendment No. 1 to
Credit Agreement dated as of March 14, 2012
NewMarket Corporation

JPMORGAN CHASE BANK, N.A.,
individually as a Lender, as the Swingline Lender, as an Issuing Bank and as Administrative Agent

By: /s/ Philip Mousin
Name: Philip Mousin
Title: Credit Executive

Signature Page to Amendment No. 1 to
Credit Agreement dated as of March 14, 2012
NewMarket Corporation

CITIZENS BANK OF PENNSYLVANIA,
as a Lender

By: /s/ Leslie Broderick
Name: Leslie Broderick
Title: Senior Vice President

Signature Page to Amendment No. 1 to
Credit Agreement dated as of March 14, 2012
NewMarket Corporation

BANK OF AMERICA, N.A.,
as a Lender

By: /s/ Jundie Cadiena
Name: Jundie Cadiena
Title: Senior Vice President

Signature Page to Amendment No. 1 to
Credit Agreement dated as of March 14, 2012
NewMarket Corporation

PNC BANK, NATIONAL ASSOCIATION,
as a Lender

By: /s/ Nancy R Bonnell
Name: Nancy Rosal Bonnell
Title: Vice President

Signature Page to Amendment No. 1 to
Credit Agreement dated as of March 14, 2012
NewMarket Corporation

BRANCH BANKING & TRUST COMPANY,
as a Lender

By: /s/ John K. Perez
Name: John K. Perez
Title: Senior Vice President

Signature Page to Amendment No. 1 to
Credit Agreement dated as of March 14, 2012
NewMarket Corporation

U.S. BANK NATIONAL ASSOCIATION,
as a Lender

By: /s/ Steven Dixon
Name: Steven Dixon
Title: Vice President

Signature Page to Amendment No. 1 to
Credit Agreement dated as of March 14, 2012
NewMarket Corporation

TD BANK, N.A.,
as a Lender

By: /s/ Craig Welch
Name: Craig Welch
Title: Senior Vice President

Signature Page to Amendment No. 1 to
Credit Agreement dated as of March 14, 2012
NewMarket Corporation

BMO HARRIS FINANCING INC.,
as a Lender

By: /s/ Mark Mital
Name: Mark Mital
Title: Senior Vice President

Signature Page to Amendment No. 1 to
Credit Agreement dated as of March 14, 2012
NewMarket Corporation

KEYBANK NATIONAL ASSOCIATION,
as a Lender

By: /s/ Brian P. Fox
Name: Brian P. Fox
Title: Vice President

Signature Page to Amendment No. 1 to
Credit Agreement dated as of March 14, 2012
NewMarket Corporation

CAPITAL ONE NATIONAL ASSOCIATION,
as a Lender

By:/s/ Van Buren Knick
Name: Van Buren Knick II
Title: Senior Vice President

Signature Page to Amendment No. 1 to
Credit Agreement dated as of March 14, 2012
NewMarket Corporation